UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2006
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-114210	20-0640002
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

888 Seventh Avenue, New York, New York	10106
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events
SIGNATURE

ITEM 8.01. Other Events.
On February 13, 2003, Joseph Anaya filed suit against Town Sports International, Inc. (the “Company”) in an action styled Joseph Anaya vs. Town Sports International, Inc. et al. in the Supreme Court, New York County, alleging that on January 14, 2003, he sustained serious bodily injury at one of the Company’s club locations. He filed an amended complaint on September 17, 2003, seeking $2.0 billion in damages for personal injuries. His cause of action seeking punitive damages in the amount of $250.0 million dollars was dismissed on January 26, 2004.
The Company and Joseph Anaya agreed to settle the action and a Stipulation of Discontinuance was filed on January 27, 2006. The amount of the settlement is within the amount of the Company’s available insurance coverage.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC.
(Registrant)

Date: February 3, 2006	By:	/s/ RICHARD PYLE

Richard Pyle
Chief Financial Officer